Contract for Joint Venture Using Foreign Investment

                 Chapter 1   General Provisions

In accordance with the “Law of the People’s Republic of China on using Chinese and Foreign Investment” and other relevant Chinese laws and regulations ，Dalian Dong Tai Industrial Waste Treatment Co.,Ltd and Roland Lipp   （address: Hohenstaufenstrasse 30 73479 Ellwangen, Germany ）, Karin Lipp-Mayer (address: Moerikestrasse 12 74076 Heilbronn, Germany ) and  Minghuan Shan (Schoenenbergstrasse 25/3 73479 Ellwangen, Germany ) adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Dalian Economic&Technical Development Zone People’s Republic of China. The contract hereunder is worked out.

Chapter 2   Parties of the Joint Venture

Article 1

Parties of this contract are as follows: Dalian Dong Tai Industrial Waste Treatment Co.,Ltd ( hereinafter referred to as Party A), registered with Roland Lipp （address: Hohenstaufenstrasse 30 73479 Ellwangen, Germany, hereinafter referred to as Party B ）， Karin Lipp-Mayer (address: Moerikestrasse 12 74076 Heilbronn, Germany, hereinafter referred to as Party C ) and  Minghuan Shan (Schoenenbergstrasse 25/3 73479 Ellwangen, Germany, hereinafter referred to as Party D )in China. The name of the joint venture is DALIAN LIPP ENVIRONMENTAL ENERGY ENGINEERING&TECHNOLOGY CO.,LTD.(hereinafter referred to as joint venture)

Article 3

Its legal address is at is is 1-1 Huaihe West Three Road, Dalian Economic & Technical Development Zone.

Article 4

The joint venture company shall be subject to the approval of Chinese government. All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People’s Republic of China, and the legal right of the joint venture company shall be protected by Chinese law.

Article 5

The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profit, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.

Chapter 4   The Purpose, Scope and Scale

of Production and Business

Article 6

The purpose of the parties to set up the joint venture is in conformity with the wish of strengthen economic cooperation, technical communication. By relying on scientific management method, advance and appropriate technology and equipments, the Joint Venture will be able to processing environmental protection equipments; renewable energy outfits and makes dedication to China’s environmental protection industry ensure satisfactory economic benefits for each investor.

Article 7

The productive and business scope of this joint venture is design and installment of environmental protection equipment and renewable energy equipment and other technical support.

Article 8

The production scale of the joint venture company is as follows:

The production capacity after the joint venture put into operation is RMB 50,000,000. All products will be consumed in China.

Chapter 5 Total Amount of Investment and the Registered Capital

Article 9

The total amount of investment of the joint venture company is RMB 11, 420,000.

Article 10

The registered capital is RMB 8,000,000.

Article 11

Party A shall contribute RMB 6,000,000 and holds 75% interest.

Party B, C, D Shan all together shall contribute in kind and account for 10%, 10% and 5% respectively. (Refers to clarify sheet of investment in kind attached)

Article 12

The registered capital of the joint venture company shall be paid in by Party A and Party B, C, D according to their respective proportion of their investment within 12 months after the day the business license issued.

Article 13

In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required.

When one party to the joint venture assigns all or part of his investment, the other three parties have preemptive right.

Chapter 6 Operation Site for Joint Venture

Article 14

The Joint Venture is located in Dalian E-T-D Zone, PR China and operation site will be offered by Party A under favorable conditions. The rent should be payable on monthly basis by Joint Venture. The Joint Venture leases the site from Party A. The operation site can also be built by Joint Venture although and Party A is eligible to acquire favorable conditions on land, water supply and utility etc.

     Chapter 7   Responsibilities of Each Party to the Joint Venture

Article 15

All parties shall be respectively responsible for the following matters:

Responsibilities of Party A:

1. Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant department in charge of china;

2. Providing cash, machinery and equipments and premises…in accordance with the stipulations in Chapter 5;

3. Assisting the joint venture company in purchasing or leasing equipments, materials, articles for office use ,means of transportation and communication facilities etc;

4. Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation etc;

5. Assisting the joint venture company in recruiting Chinese management personnel needed;

6. Assisting foreign workers and staff in applying for the entry visa, work license and processing their traveling matters;

7. Responsible for handling other matters entrusted by the joint venture company.

Responsibilities of Party B, C, D:

1. Providing cash, machinery and equipment, industrial property…in accordance with the stipulations in Chapter 5.

2. Rendering technical support to projects and technicians of joint venture;

3. Handling the matters entrusted by the joint venture company, such as selecting and purchasing machinery and equipments outside China, etc.

4. Responsible for other matters entrusted by the joint venture company.

Chapter 8 Use of technology and Confidentiality

Article 16

The Joint Venture may sign agreement for using technology or technical support with Party A, Party B, Party C, Party D or any third party to achieve advanced technology, patent and know-how for the purpose of operation, business scope and scale as stated in the contract hereof. Favorable conditions for using technology are adoptable among all parties invested in and the Joint Venture.

Article 17

All devices, patents and know-how acquired during the operation of Joint Venture belong to the Joint Venture and will be maintained by Joint Venture independently.

Article 18

All delegations designated by each part are eligible to perform confidentiality obligations on technical knowledge.

Chapter 9 The Board of Directors

Article 19

The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

Article 20

The board of directors is composed of five directors, of which three shall be appointed by Party A, one by Party B and one by Party D. The chairman of the board shall be appointed by Party A and its vice chairman by Party B. The term of office for the directors, chairman and vice-chairman is three years; their term of office may be renewed if continuously appointed by the relevant party.

Article 21

The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues.

For the following issues, decisions can only be make if agreed by all the directors attending the meeting:

---amending the Articles of Association of the company;

---deciding the increase or transfer the registered capital;

---being in charge of expiration of the company and the liquidation matters upon the expiration of the joint venture company;

---deciding whether having the Joint Venture’s assets mortgaged;

---discussing and deciding the termination of the production, termination of the company or merging with another economic organization, or setting up branch company;

Article 23

The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise he responsibilities for some reasons, he shall authorize any other people to represent the joint venture company temporarily.

Article 24

The board of directors shall convene at least one meeting every one year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Notice of board meeting should include time; venue, schedule and disbursed to members of board in writing 10 days prior to the formal meeting. Minutes of the meetings shall be placed on file.

Chapter 10   Business Management Office

Article 25

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by the board.

Article 26

The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company.

Article 27

Several department managers may be appointed by the general management office, they shall be responsible for the works in various departments respectively, and handle the matters hand over by the general manager shall be responsible to general management. In case of graft or serious dereliction of duty on the part of the general manager, the board of directors shall have the power to dismiss them at any time.

CHAPTER 11 Purchase of Equipment

Article 28

In its purchase of required raw material, fuel, parts, means of transportation and articles for office use, etc, the joint venture company shall give first priority to purchase in China where conditions are the same.

Chapter 12 Labor Management

Article 29

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and the workers of the joint venture company shall be drawn up between the joint venture company and individual employees in accordance with the “Regulations of the People’s Republic of China on labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementation Rules”. The labor contract shall, shall be decided by the meeting of the board of directors.

Article 30

The appointment of high-rank administrative personnel recommended by both parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall be decided by the meeting of the board of directors.

Article 31

Employees of the Joint Venture shall set up labor union in accordance with relating laws, carry our labor union activities and protect employees’ lawful rights and interests.

Chapter 12 Tax, Finance, Audit and Environment Protection

Article 32

Joint venture shall pay taxes in accordance with the stipulations of Chinese law and other relative regulations.

Article 33

Staff members and workers of the joint venture company shall pay individual income tax according to the “Individual Income Tax Law of the People’s Republic of China”.

Article 34

All miscellaneous relating to Joint Venture’s foreign exchange should be done in conformity with China’s foreign exchange administration laws, rules and regulations. Joint Venture may open its bank account in Bank of China or other banks approved by foreign exchange administration authority with business license granted by administrative organs for industry and commerce.

Article 35

Allocations for reserve funds, expansion funds of the joint venture and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the “Law of the People’s Republic of China on Enterprises Using Foreign Investment.” The annual proportion of allocations shall be decided by the board of directors according to the business situation of the joint venture company.

Article 36

Investors may determine at their own discretion to distribute residue profits after paying off taxes and three basic reserve funds according to their proportion in registered capital.

Article 37

The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese.

Article 38

Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.In case any party considers it is necessary to employ an auditor to undertake annual financial checking and examination, Party A shall give its consent. All the expenses thereof shall be borne by the party who is intending to do such auditing.

Article 39

In the first three months of each fiscal year, the manager shall prepare previous year’s balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

              Chapter 14 Duration of the Joint Venture

Article 40

The duration of the joint venture company is 11 years. The establishment of the joint venture company shall start form the date on which the business license of the joint venture company is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the examination and approval authority six months prior to the expiry date of the joint venture.

  Chapter15   The Disposal of Assets After the Expiration of the Duration

Article 41

Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant law. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by all investors.

Chapter16     Insurance

Article 42

Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People’s Republic of China. Types, the value and duration of insurance shall be decided by the board of directors in accordance with the stipulation of the People’s Insurance Company of China.

            Chapter 17 Amendment, Change and Termination

Article 43

The contract and its appendices shall come into force upon approval of all investors in writing and approval of entrusted examination and approval authority.

Article 44

The joint venture may be dissolved and terminated in advance due to inability to continue operations due to heavy losses or force majeure upon unanimously approval of board of directors and entrusted examination and approval authority.

Article 45

Inability to continue operations due to the failure of one of the contracting parties to fulfill its obligations prescribed in the agreement, contract and articles of association shall be deemed as unilaterally termination of the contract conducted by breach party and the other parties maintain the rights to claim from defaulting party and apply for termination of the contract to entrusted examination and approval authority. If the investors agree to continue the operation of this Joint Venture, the breaching party should indemnify Joint Venture for losses incurred.

               Chapter 18   Liabilities for Breach of Contract

Article 46

Should any party fails to pay on schedule the contribution in accordance with the provisions defined in this contract, the breaching party shall pay to the rest parties 3% of the contribution starting from the first month after exceeding the time limit.

Article 47

Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of four parties, they shall bear their respective responsibilities according to actual situation.

Chapter19   Force Majeure

Article 48

Should all of parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, though consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

Chapter 20   Applicable Law

Article 49

The formation of this contract, its validity, interpretation, execution and settlement of the dispute shall be governed by the related laws of the People’s Republic of China.

Chapter 21  Settlement of Disputes

Article 50

Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of China for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

Article 51

During the arbitration, the contract shall be executed continuously by all parties except for matter in disputes.

                            Chapter 22   Writing

Article 52

The contract shall be written in Chinese version. There four duplications and they are equally authentic. Each party holds one copy.

 Chapter 23   Validity and Miscellaneous

Article 53

The appendixes drawn up in accordance with the principles of this contract are integral part of this contract, including declaration sheet for investment in kind. The contract and its appendices shall come into force beginning from the date of approval of entrusted examination and approval authority.

Article 54

Should notices in connection with any party’s rights and obligations be sent by any party by telegram or telex, etc, the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

Article 55

Should the contract hereof be in conflict with the Article, the contract should be taken as valid and binding.

Article 56

The contract is signed in Dalian, China by the authorized representatives of four parties in Oct. 2007.

 Party A (signature):

 Party B (signature):

Party C (signature):

Party D (signature):